Exhibit 10.93

                          PURCHASE AND SALES AGREEMENT

      THIS AGREEMENT made this _____ day of March 2001, by and between the SELLER, Greenman Technologies of Georgia, Inc., a Georgia Corporation with a business address of 138 Sherrell Avenue, Jackson, Butts County, Georgia and the BUYER, WTN Realty Trust, William T. Novelline, Trustee, with a mailing address of P. O. Box 1433, Derry, New Hampshire, or his nominee (hereinafter collectively referred to as the "Parties"), for consideration paid, mutually agree that the SELLER is to sell, and the BUYER is to purchase, the property described below on the following terms and conditions:

      1. PROPERTY

      The SELLER agrees to sell and convey, and the BUYER agrees to buy certain real property located at 138 Sherrell Avenue, Jackson, Butts County, Georgia, consisting of 21.762 acres, (as described in Exhibit A), together with all improvements and fixtures. The real property and fixtures described above is referred to as property.

      2. PURCHASE PRICE

      Purchase Price                                               $1,300,000.00
      Deposit, hereby acknowledged and held in
      escrow by the Seller                                         $  200,000.00
      Balance due at closing less closing
      costs and escrows (Bank Wire Transfer
      or certified check)                                          $1,100,000.00
      Seller Note                                                     200,000.00
               Balance due at closing                              $  900,000.00

      3. TITLE; TENANCIES

      a) Marketable and insurable title shall be conveyed by a Warranty Deed conveying clear and marketable title free and clear of all encumbrances except usual public utilities serving the property and restrictive covenants of record, and in compliance with Federal, State and municipal laws and regulations.

      b) Property is presently occupied by Greenman Technologies of Georgia, Inc. Greenman Technologies of Georgia, Inc. shall continue occupancy, subject to the terms and conditions of a lease by and between WTN Realty Trust, William T. Novelline, Trustee (Lessor) and Greenman Technologies of Georgia, Inc.

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(Lessee), to be executed at time of closing. c) Conveyance of title shall be made and sale closed on or about March ___, 2001 at the office of Attorney Mark Oldenburg, 200 West Park Drive, Suite 140, Peachtree City, Georgia 30269. Title shall be evidenced by a standard form title insurance policy insuring title to property to be in purchaser or its nominees, subject only to the matters set forth in this agreement.

      4. INSURANCE; TRANSFER OF POSSESSION

      Risk of loss or damage by fire or other casualty to property or any part of property prior to close of escrow shall be the risk of SELLER. In the event of such loss or damage prior to the closing, all sums recoverable from said insurance shall be paid or assigned, on delivery of deed, to the BUYER, unless the premises shall previously have been restored to their former condition by the SELLER; or, at the option of the BUYER, this agreement may be rescinded and SELLER shall return the BUYER'S deposit in full without recourse to the parties hereto if loss exceeds $15,000.00. The SELLER shall provide evidence of current insurance coverage to the BUYER upon written request.

      5. COMMERCIAL ZONING

      SELLER warrants that property is zoned for industrial purposes and that all existing uses are lawful in municipal and state zoning regulations.

      6. ADJUSTMENTS

      Special assessments, taxes, and fees shall be prorated as of the date of closing. If, at the time of closing, the premises, or any part of the premises, is subject to an assessment or assessments to an entity, payable in installments, all such installments not due or delinquent at the time of transfer shall nevertheless be deemed to be due and payable at such time and as liens on the real property described herein, and all such assessments shall be paid and discharged by SELLER.


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      7. REAL ESTATE AGENT

      No real estate commission is due, the parties not having dealt with a real estate broker or salesperson in regard to this sale, and agree to hold each other harmless from any claim for a commission by anyone who has dealt with either party.

      8. NOTICE

      All notice required by this agreement shall be in writing and shall be served on the parties at their addresses, as indicated above, or on their attorneys at their business addresses. The mailing of a notice by registered or certified mail, return receipt requested shall serve as sufficient notice. Notices may also be served by personal delivery, by certified mail, addressed as follows:

      If to SELLER:     Charles E. Coppa, CFO
                        Greenman Technologies, Inc.
                        7 Kimball Lane, Building A
                        Lynnfield, Massachusetts  01940

      If to BUYER:      WTN Realty Trust
                        William T. Novelline, Trustee
                        P. O. Box 1433
                        Derry, New Hampshire  03038

      With copy to:     Brian G. Germaine, Esquire
                        Brian G. Germaine, P.A.
                        23 Birch Street
                        Derry, New Hampshire  03038

      or by the use of a facsimile machine with proof of transmission and a copy of the notice with proof of transmission being set by regular mail on the date of transmission.

      9. SELLERS REPRESENTATION OF PROPERTY:

      SELLER hereby warrant, which warranties shall be effective as of the closing date and shall survive the transfer of title to BUYER or BUYER'S nominee, that to the best of the knowledge and belief of the SELLER, the property subject to this transaction and the improvements thereon are structurally sound and in good condition and repair, including without limitation of the foregoing, the roofs, foundations, appliances, fixtures, walls, heating and cooling systems, plumbing, water and electrical systems.


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      10. LEASEBACK

      At the closing, and simultaneously BUYER shall receive a deed to the premises from SELLER, BUYER, as landlord, shall enter into a lease of the premises with SELLER as tenant, which lease shall be in the form and substance of that attached as Exhibit B and incorporated by reference. The form of the attached lease shall be completed at the closing as follows: the date of the lease shall be the date of the closing of title; and the commencement date of the initial term of the lease shall be the date of title closing.

      11. ATTORNEYS FEES

      SELLER shall be responsible for the SELLER'S and the BUYER'S attorneys fees, transfer taxes and closing costs in connection with this transaction.

      12. DEFAULT

      In the event the SELLER defaults or fails to perform its obligation under this contract, the BUYER, at his option, shall be entitled to the return of its deposit, in addition to any other remedies available at law or in equity. In the event the BUYER defaults, the SELLER shall be entitled to retain the deposit as liquidated damages, or to any other remedies available at law or in equity.

      13. ACKNOWLEDGMENT

      All representations, statements, and agreements heretofore made between the parties are merged in this agreement which alone fully and completely expresses their respective obligations, and this agreement is entered into by each party after opportunity for investigation, neither party relying on any statements or representations not embodied in this agreement, made by the other or on his behalf.

      14. INTERPRETATIONS

      This agreement shall be interpreted under the laws of the State of Georgia and shall inure to the benefit of, and be binding upon, the heirs, successors and assigns of the parties.


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A.    The captions used herein are for convenience only, are not a part of this
      Agreement, and shall not be used in construing it.

B. Reference herein to the masculine shall be deemed to include the feminine and reference to the singular shall be deemed to include the plural where the context so requires or permits.

C. This Agreement contains all the terms and conditions of this sale and any oral representations made by either party prior to the signing of this Agreement are null and void. This Agreement may only be modified by written instrument.

      15. BINDING ON SUCCESSORS

      This Agreement shall insure to the benefit of and be binding upon the heirs, executors, administrators, estates, successors and assigns of BUYER and SELLER.

Signed this 30th day of March, 2001.

                                             BUYER:
                                             WTN Realty Trust
/s/ Michael A. Baumert                       William T. Novelline, Trustee
-----------------------------------          -----------------------------------
Witness                                      William T. Novelline, Trustee

         MICHAEL A. BAUMERT
    Notary Public, Massachusetts
 My Commission Expires June 14, 2002

Dated:             March ____, 2001

                                             SELLER:
                                             GREENMAN TECHNOLOGIES OF
                                             GEORGIA, INC.

/s/ Robert H illegible                       BY: Charles E. Coppa
-----------------------------------          -----------------------------------
Witness                                      Charles E. Coppa, Treasurer


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                                    EXHIBIT A

      All that tract or parcel of land lying and being in Land Lot Nos. 89 and 104 of the Fist Land District and the 612th G.M.D. of Butts County, Georgia, containing 21.762 acres and being particularly described as follows: The southeast corner of the subject property is located on the west right-of-way line of Mallet Street and at the north end of said Mallet Street, said point lying 172.2 feet northerly along the west right-of-way line of Mallet Street from the center of Benton Street to the point of beginning. From said point of beginning running thence North 00[Degree] 15' East a distance of 60.0 feet to a point; thence North 20[Degree] 43' West a distance of 911.1 feet to a point; thence North 1[Degree] 4' West a distance of 60 feet to a point; thence South 89[Degree] 00' West a distance of 420.0 feet to a point; thence South 69[Degree] 20' West a distance of 492.5 feet to a point on the northeast right-of-way line of property of Southern Railway Co.; thence along said right-of-way line South 14[Degree] 25' East a distance of 1,008.8 feet to a point; thence South 89[Degree] 25' East a distance of 66.5 feet to a point; thence North 1[Degree] 40' East a distance of 30.0 feet to a point; thence South 89[Degree] 58' East a distance of 265.1 feet to a point; thence North 0[Degree] 06' East a distance of
156.0 feet to a point; thence North 89[Degree] 51' East a distance of 620.6 feet to the point of beginning. This property is further described by reference to a certain plat of survey made for "Development Authority of Jackson (Delta Tank Project)" made by T.A. Carmichael, Jr., Butts County Surveyor dated July 1, 1974. A copy of said plat is recorded in the Office of the Clerk of the Superior Courts of Butts County, Georgia in Plat Book 4, Page 211. Said plat hereby is incorporated in this description by reference.


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